UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 11, 2007
Wyndham Worldwide Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File No.)	20-0052541 (I.R.S. Employer Identification Number)

Seven Sylvan Way Parsippany, NJ (Address of Principal Executive Office)	07054 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (973) 753-6000
None

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	Regulation FD Disclosure.
Wyndham Worldwide today issued a press release reporting that at its investor day held today, Wyndham Worldwide reaffirmed 2008 revenue and EBITDA guidance ranges and also provided 2008 earnings per share (EPS) guidance ranging from $2.23 — $2.38 or a double-digit percentage increase over 2007. “We are a stable and resilient business with a portfolio of brands that lie in the sweet spot of consumer demand,” stated Stephen P. Holmes, chairman and chief executive officer, Wyndham Worldwide. “Our company is benefiting from the growth of leisure travel, the demographic growth of the baby boomer generation and the social shift of families traveling together in order to spend quality time away from hectic lives,” added Holmes.
Wyndham Worldwide also issued first quarter 2008 EPS guidance of $0.30 — $0.35, which reflects a reduction for the estimated impact of deferred vacation ownership revenue of $0.12 — $0.15 per share that will be recognized in future quarters.
A copy of the company’s press release is furnished as Exhibit 99.1 and is incorporated by reference.

ITEM 9.01.	Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is furnished with this report:

Exhibit 99.1	Press Release of Wyndham Worldwide, dated December 11, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
Date: December 11, 2007	By:	/s/ Nicola Rossi
Nicola Rossi
Chief Accounting Officer

WYNDHAM WORLDWIDE CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated December 11, 2007
EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of Wyndham Worldwide, dated December 11, 2007.